FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS
                           AS AMENDED JANUARY 17, 2000
                       AS FURTHER AMENDED DECEMBER 1, 2002
                       AS FURTHER AMENDED OCTOBER 1, 2004
                         AS FURTHER AMENDED JULY 1, 2005


INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Foreside Fund Services, LLC ("FFS"). This Code pertains to FFS' distribution services to registered management investment companies or series thereof, as well as those funds for which certain employees of FFS (or an affiliate thereof) serve as an officer or director of a registered investment company ( "Fund Officer"), (each a "Fund" and as set forth on Appendix A1). This Code:

     1.   establishes standards of professional conduct;

     2. establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund; and

     3.   addresses other types of conflict of interest situations.

Definitions of UNDERLINED terms are included in Appendix B.

         FFS, through its Principal Executive Officer or President, may impose internal sanctions should ACCESS PERSONS of FFS (as identified on Appendix C) violate these policies or procedures. A registered broker-dealer and its personnel may be subject to various regulatory sanctions, including censure, suspension, fines, expulsion or revocation of registration for violations of securities rules, industry regulations and the firm's internal policies and procedures. In addition, negative publicity associated with regulatory investigations and private lawsuits can negatively impact and severely damage business reputation.

         Furthermore, failure to comply with this Code is a very serious matter and may result in internal disciplinary action being taken. Such action can include, among other things, warnings,

___________________________________________

1 FFS is adopting this Code pursuant to Rule 17j-1 with respect to certain funds that it distributes. Adopting and approving a Rule 17j-1 code of ethics with respect to a Fund, as well as the Code's administration, by a principal underwriter is not required unless:

     >> the principal underwriter is an affiliated person of the Fund or of the Fund's adviser, or
     >> an officer, director, or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

A FUND OFFICER is permitted to report as an ACCESS PERSON under this Code with respect to the Funds listed on Appendix A.


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monetary fines, disgorgement of profits,  suspension or termination. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

         Should Access Persons require additional information about this Code or have ethics-related questions, please contact the Review Officer, as defined under Section 8 below, directly.

1.       STANDARDS OF PROFESSIONAL CONDUCT

         FFS forbids any Access Person from engaging in any conduct that is contrary to this Code. In addition, due to their positions, FFS also forbids any Access Person from engaging in any conduct that is contrary to FFS' Insider Trading Policy. Furthermore, certain persons subject to the Code are also subject to other restrictions or requirements that affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of their obligations to FFS or to a Fund.

         FFS has always held itself and its employees to the highest ethical standards. Although this Code is only one manifestation of those standards, compliance with its provisions is essential. FFS adheres to the following standards of professional conduct, as well as those specific policies and procedures discussed throughout this Code:

     (A)  FIDUCIARY DUTIES. FFS and its Access Persons are fiduciaries and shall

     >>   act solely for the  benefit  of the  Funds;  and
     >>   place each Fund's interests above their own

(B) COMPLIANCE WITH LAWS. Access Persons shall maintain knowledge of and comply with all applicable federal and state securities laws, rules and regulations, and shall not knowingly participate or assist in any violation of such laws, rules or regulations.

         It is unlawful for Access Persons to use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund.

         Access Persons shall not, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a Fund:

         (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;
         (ii) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
         (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

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         (iv)     engage  in  any   manipulative   practice   with   respect  to
                  securities, including price manipulation.

     (C) CORPORATE CULTURE. Access Persons, through their words and actions, shall act with integrity, encourage honest and ethical conduct, and adhere to a high standard of business ethics.

     (D) PROFESSIONAL MISCONDUCT. Access Persons shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence. Access Persons shall not knowingly misrepresent, or cause others to misrepresent, facts about FFS to a Fund, a Fund's shareholders, regulators or any member of the public. Disclosure in reports and documents should be fair and accurate.

     (E) DISCLOSURE OF CONFLICTS. As a fiduciary, FFS has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of a Fund. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Fund. Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

         Access Persons shall support an environment that fosters the ethical resolution of, and appropriate disclosure of, conflicts of interest.

         This Code prohibits inappropriate favoritism of one Fund over another that would constitute a breach of fiduciary duty. Access Persons shall comply with any prohibitions on activities imposed by FFS if a conflict of interest exists.

     (F) UNDUE INFLUENCE. Access Persons shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to them.

     (G) CONFIDENTIALITY AND PROTECTION OF MATERIAL NONPUBLIC INFORMATION. Information concerning the identity of portfolio holdings and financial circumstances of a Fund is confidential. Access Persons are responsible for safeguarding nonpublic information about portfolio recommendations and fund holdings. Except as required in the normal course of carrying out their business responsibilities AND as permitted by the Funds' policies and procedures, Access Persons shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

         FFS shall be bound by a Fund's policies and procedures with regard to disclosure of an investment company's identity, affairs and portfolio holdings. The obligation to safeguard such Fund information would not preclude Access Persons from providing necessary information to, for example, persons providing services to FFS or a Fund's account such as brokers, accountants, custodians and fund transfer agents, or in other circumstances when the Fund consents, as long as such disclosure conforms to the Fund's portfolio holdings disclosure policies and procedures.

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         In any case, Access Persons shall not:

     >> trade based upon confidential, proprietary information where Fund trades are likely to be pending or imminent; or

     >> use knowledge of portfolio transactions of a Fund for personal benefit or the personal benefit of others

     (H) PERSONAL SECURITIES TRANSACTIONS. All personal securities transactions shall be conducted in such a manner as to be consistent with this Code and to avoid any actual or potential conflict of interest or any abuse of any Access Person's position of trust and responsibility.

     (i) GIFTS. Access Persons shall not accept or provide anything in excess of $100.00 (per individual per year) or any other preferential treatment, in each case as a gift, to or from any broker-dealer or other entity with which FFS or a Fund does business;

     (j) SERVICE ON BOARDS. Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer (or if the Review Officer, by the Principal Executive Officer or President of FFS) that the board service would be consistent with the interests of FFS, a Fund and its shareholders.

     (k) PROHIBITION AGAINST MARKET TIMING. Access Persons shall not engage in market timing of shares of REPORTABLE FUNDS (a list of which are provided in Appendix D). For purposes of this section, a person's trades shall be considered `market timing' if made in violation of any stated policy in the Fund's prospectus.

2.       WHO IS COVERED BY THIS CODE

         All Access Persons, in each case only with respect to those Funds as listed on Appendix A, shall abide by this Code. Access Persons are required to comply with specific reporting requirements as set forth in Sections 3 and 4 of this Code.

3.       PROHIBITED TRANSACTIONS

         (A) BLACKOUT PERIOD. Access Persons shall not purchase or sell a REPORTABLE SECURITY in an account in their name, or in the name of others in which they hold a beneficial ownership interest, if they had actual knowledge at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the security was purchased or sold or was considered for purchase or sale by a Fund.

     (B) REQUIREMENT FOR PRE-CLEARANCE. Access Persons must obtain PRIOR written approval from the designated Review Officer before:


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         (i)      directly  or  indirectly  acquiring  beneficial  ownership  in securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
        (ii)      directly  or  indirectly   acquiring   beneficial   ownership
                  in securities in a private placement.

         In determining whether to pre-clear the transaction, the Review Officer designated under Section 8 shall consider, among other factors, whether such opportunity is being offered to the Access Person by virtue of their position with the Fund.

         (C) FUND OFFICER PROHIBITION. No Fund Officer shall directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.

4.       REPORTING REQUIREMENTS OF ACCESS PERSONS

     (A) REPORTING. Access Persons must report the information described in this Section with respect to transactions in any REPORTABLE SECURITY in which they have, or by reason of such transaction acquire, any direct or indirect BENEFICIAL OWNERSHIP. They must submit the appropriate reports to the designated Review Officer or his or her designee, unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another entity.

     (B) EXCEPTIONS FROM REPORTING REQUIREMENT OF SECTION 4. Access Persons need not submit:

         (i) any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

         (ii) a quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a quarterly transaction report;

         (iii) a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements that FFS holds in its records so long as FFS receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

     (C) INITIAL HOLDING REPORTS. No later than ten (10) days after a person becomes an Access Person , the person must report the following information:

         (i) the title, type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security

                                      -5-
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                  (whether or not publicly traded) in which the person has any direct or indirect beneficial ownership as of the date they became an Access Person;
          (ii) the name of any broker, dealer or bank with whom the person maintains an account in which any securities were held for the Access Person's direct or indirect benefit as of the date they became an Access Person; and
          (iii)   the date that the report is submitted by the Access Person.

The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

     (D) QUARTERLY TRANSACTION REPORTS. No later than thirty (30) days after the end of a calendar quarter, each Access Person must submit a quarterly transaction report which report must cover, at a minimum, all transactions during the quarter in a Reportable Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership, and provide the following information:

         (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;
         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
         (iii) the price of the Reportable Security at which the transaction was effected;
         (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and
         (v) the date that the report is submitted.

     (E) NEW ACCOUNT OPENING; QUARTERLY NEW ACCOUNT REPORT. Each Access Person shall provide written notice to the Review Officer PRIOR to opening any new account with any entity through which a Reportable Securities (whether or not publicly traded) transaction may be effected for which the Access Person has direct or indirect beneficial ownership.

         In addition, no later than thirty (30) days after the end of a calendar quarter, each Access Person must submit a quarterly new account report with respect to any account established by such a person in which any Reportable Securities (whether or not publicly traded) were held during the quarter for the direct or indirect benefit of the Access Person. The Quarterly New Account Report shall cover, at a minimum, all accounts at a broker-dealer, bank or other institution opened during the quarter and provide the following information:

          (1) the name of the broker, dealer or bank with whom the Access Person has established the account;
          (2)  the date the account was established; and
          (3)  the date that the report is submitted by the Access Person.

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         (F) ANNUAL HOLDINGS REPORTS.  Annually,  each Access Person must report the following information (which information must be current as of a date no more than forty-five (45) days before the report is submitted):

         (i) the title, type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;
         (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities are held for the Access Person's direct or indirect benefit; and
         (iii)    the date that the report is submitted by the Access Person.

     (G) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions required to be reported under this Section shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the information delivered by, or on behalf of, the Access Person to the Review Officer and recording the date of the confirmation.

     (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Reportable Securities to which the report relates.

     (I) PROVIDING ACCESS TO ACCOUNT INFORMATION. Covered Persons will promptly:

         (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

     (J) CONFIDENTIALITY OF REPORTS. Transaction and holding reports will be maintained in confidence, expect to the extent necessary to implement and enforce the provisions of this Code or to comply with requests for information from government agencies.

5.       ACKNOWLEDGEMENT AND CERTIFICATION OF COMPLIANCE

         Each Access Person is required to acknowledge in writing, initially and annually (in the form of Attachment A), that the person has received, read and understands the Code (and in the case of any amendments thereto, shall similarly acknowledge such amendment) and recognizes that they are subject to the Code. Further, each such person is required to certify annually that they have:

          >>   read,  understood and complied with all the  requirements  of the
               Code;
          >>   disclosed  or  reported  all  personal  securities   transactions
               pursuant to the requirements of the Code; and
          >>   not engaged in any prohibited conduct.

If a person is unable to make the above representations, they shall report any violations of this Code to the Review Officer.

6.       REPORTING VIOLATIONS

         Access Persons shall report any violations of this Code promptly to the Review Officer, unless the violations implicate the Review Officer, in which case the individual shall report to the Principal Executive Officer or President of FFS, as appropriate. Such reports will be confidential, to the extent permitted by law, and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.

         Reported violations of the Code will be investigated and appropriate actions will be taken. Types of reporting that are required include, but are not limited to:

          >>   Noncompliance with applicable laws, rules and regulations
          >> Fraud or illegal acts involving any aspect of the firm's business >> Material misstatements in regulatory filings, internal books and records, Fund records or reports
          >>   Activity that is harmful to a Fund, including Fund shareholders
          >>   Deviations from required controls and procedures that safeguard a
               Fund or FFS

         Access Persons should seek advice from the Review Officer with respect to any action or transaction that may violate this Code and refrain from any action or transaction that might lead to the appearance of a violation. Access Persons should report apparent or suspected violations in addition to actual or known violations of this Code.

7.       TRAINING

         Training with respect to the Code will occur periodically and all Access Persons are required to attend any training sessions or read any applicable materials. Training may include,

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

among other things (1) periodic orientation or training sessions with new and existing personnel to remind them of their obligations under the Code and/or (2) certifications that Access Persons have read and understood the Code, and require re-certification that the person has re-read, understands and has complied with the Code.

8.       REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of FFS has been appointed by the President of FFS as the Review Officer to:

         (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
         (ii) identify all persons subject to this Code and promptly inform each person of the requirements of this Code and provide them with a copy of the Code and any amendments;
         (iii) compare, on a quarterly basis, all Reportable Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv)     maintain signed  acknowledgments  and  certifications  by each person who is then subject to this Code, in the form of Attachment A;
          (v) identify persons who are Access Persons of FFS and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring beneficial ownership of a security in any private placement or initial public offering.
         (vi) ensure that Access Persons receive adequate training on the principles and procedures of this Code.
         (vii) review, at least annually, the adequacy of this Code and the effectiveness of its implementation
        (viii) submit a written report to a Fund's Board and FFS' senior management as described in Section 8(e) and (f), respectively.

         The President or Principal Executive Officer shall review the Review Officer's personal transactions; the Review Officer shall review the Compliance Manager's personal transactions. The President or Principal Executive Officer shall assume the responsibilities of the Review Officer in his or her absence. The Review Officer may delegate responsibilities to the Compliance Manager.

     (B) POTENTIAL TRADE CONFLICT. When there appears to be a Reportable Securities transaction that conflicts with the Code, the Review Officer shall request a written explanation of from the Access Person with regard to the transaction. If, after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the Review Officer with a recommendation of appropriate action to the President or Principal Executive Officer of FFS and a Fund's Board of Trustees (or Directors).

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by FFS that is in effect, or at any time within the past five (5) years was in effect, in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the last entry was made on any such report, the first two (2) years in an easily accessible place;
          (i) a copy of each holding and transaction report (including duplicate confirmations and statements) made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (ii) a record of all written acknowledgements and certifications by each Access Person who is currently, or within the past five
                  (5) years was, an Access Person (records must be kept for 5 years after individual ceases to be a Access Person under the
                  Code);
         (iv) a list of all persons who are currently, or within the past five years were , required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by FFS, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 8(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;
        (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition of securities by Access Persons under Section 3(b) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted; and
        (vii) a record of any decision, and the reasons supporting the decision, granting an Access Person a waiver from, or exception to, the Code for at least five (5) years after the end of the fiscal year in which the waiver is granted.

         (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened by the Review Officer (or her designee) for the following:

        (i) SAME DAY TRADES: transactions by Access Persons occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person.
       (ii) FRAUDULENT CONDUCT: transaction by Access Persons which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund for purchase by a Fund.
      (iii) MARKET TIMING OF REPORTABLE FUNDS: transactions by Access Persons that appear to be market timing of Reportable Funds
       (iv) OTHER ACTIVITIES: transactions which may give the appearance that an Access Person has executed transactions not in accordance with this Code or otherwise reflect patterns of abuse.

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

     (E) SUBMISSION TO FUND BOARD.

     (i) The Review Officer shall, at a minimum, annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix A that

          A. describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          B. certifies that FFS has adopted procedures reasonably necessary to prevent Covered Persons from violating this Code.

     (ii) The Review Officer shall ensure that this Code and any material amendments are approved by the Board of Trustees (or Directors) for those funds listed in Appendix A.

     (F) REPORT TO THE PRESIDENT OR PRINCIPAL EXECUTIVE OFFICER. The Review Officer shall report to the President or Principal Executive Officer of FFS regarding his or her annual review of the Code and shall bring material violations to the attention of senior management.


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                           FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS

                                   APPENDIX A
                            FUNDS COVERED BY THE CODE




         Forum Funds
         Monarch Funds
         Sound Shore Fund, Inc.
         ICM Series Trust

                           FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS

                                   APPENDIX B
                                   DEFINITIONS


(a) ACCESS PERSON:

         (i)(1) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Reportable Securities for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Reportable Securities.

         (ii)(2) of a Fund, whereby an employee or agent of FFS serves as an officer of a Fund ("FUND Officer"). Such Fund Officer is an Access Person of a Fund and is permitted to report under this Code unless otherwise required by a Fund's Code of Ethics.

         (iii) of FFS includes anyone else specifically designated by the Review Officer.

(b) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Reportable Securities that a Covered Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security. A Covered Person is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Covered Person's household.

(c) INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) CONTROL means the power to exercise a controlling influence over the management or policies of an entity, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell a Reportable Security.

(f) REPORTABLE FUND (see Appendix D) means any fund that triggers FFS' compliance with a Rule 17j-1 Code of Ethics or any fund for which an employee or agent of FFS serves as a Fund Officer.

(g) REPORTABLE SECURITY means any security such as a stock, bond, future, investment contract or any other instrument that is considered a `security' under Section 2(a)(36) of the Investment Company Act of 1940, as amended, except:

         (i)   direct  obligations of the  Government of the United  States;
         (ii)  bankers' acceptances and bank certificates of deposits;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)  repurchase  agreements covering any of the foregoing;
          (v)  shares issued by money market mutual funds;
         (vi) shares of SEC registered open-end investment companies (OTHER THAN A REPORTABLE FUND); and
        (vii) shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Included in the definition of Reportable Security are:

     >> Options on securities, on indexes, and on currencies; >> All kinds of limited partnerships;
     >>   Foreign unit trusts, UCITs, SICAVs and foreign mutual funds; and
     >>   Private investment funds, hedge funds and investment clubs

(h) SECURITY HELD OR TO BE ACQUIRED BY the Fund means

         (i)      any Reportable  Security which, within the most recent 15 days
                  (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

         (i) and any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security.

                           FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS

                                   APPENDIX C
                             LIST OF ACCESS PERSONS
                            (as amended June 1, 2005)


------------------------------ ----------------------------- ------------------------- ----------------------
FFS RULE 17J-1 ACCESS PERSONS           AS OF DATE            CODE OF ETHICS ACCESS       REPORTABLE FUND
                                                              PERSON TO LISTED FUND
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Berthy, Richard A.             February 9, 2004                  FF, MF, SS, ICM            FF, SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Bright, Carl A.                February 9, 2004                  FF, MF, SS, ICM            FF, SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Caristinos, Lisa               June 1, 2005                      FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Collier, Simon D.              May 1, 2005                       FF, MF, SS, ICM            FF, SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Chern, Nanette K.              October 15, 2001                  FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Fairbanks, Mark A.             October 15, 2001                  FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Hahesy, Paul                   May 23, 2005                      FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Lund, Jeffrey P.               February 2, 2005                  FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
McKowen, Ann                   June 1, 2005                      FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Morin, Lee E.                  March 7, 2005                     FF, MF, SS, ICM            FF SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------

------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
        FUND OFFICERS                   AS OF DATE
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Bright, Carl A. (MF, FF)       March 24, 2005                       See above                See above
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Chern, Nanette (MF, FF)        September 14, 2004                   See above                See above
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Collier, Simon D. (MF, FF)     June 9, 2005                         See above                See above
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Collier, Simon D (SS)          May 28, 2005                         See above                See above
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Guarino, Peter R. (MF, FF)     October 1, 2004                   FF, MF, SS, ICM            FF, SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------
------------------------------ ----------------------------- ------------------------- ----------------------
Tumlin, Cheryl O. (SS, ICM)    October 1, 2004                   FF, MF, SS, ICM            FF, SS, ICM
------------------------------ ----------------------------- ------------------------- ----------------------

FF = Forum Funds,  and each separate series thereof
MF = Monarch Funds, and each separate series thereof
SS = Sound Shore Fund, Inc.
ICM = ICM Series Trust, and each separate series thereof

                           FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS

                                   APPENDIX D
                                REPORTABLE FUNDS


Forum Funds, and each separate series thereof
Sound Shore Fund, Inc.
ICM Series Trust, and each separate series thereof

                           FORESIDE FUND SERVICES, LLC
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT


I understand that I am subject to Code of Ethics adopted by Foreside Fund Services, LLC. I have read and I understand the current Code of Ethics, and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



________________________________________                _______________________
               Signature                                          Date


________________________________________
               Printed Name

     THIS FORM MUST BE COMPLETED AND RETURNED TO THE COMPLIANCE DEPARTMENT:

                              COMPLIANCE DEPARTMENT
                              FORESIDE FUND SERVICES, LLC
                              TWO PORTLAND SQUARE, FIRST FLOOR
                              PORTLAND, ME 04101


Received By:  _________________________________________

Date:  _______________________________________________